UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC
(Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2023, the Company received a letter (the “Nasdaq Staff Deficiency Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the last ten consecutive business days, the bid price for the Company’s common stock had closed below the minimum $0.10 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stock Rule”).

Pursuant to a prior non-compliance letter from Nasdaq dated November 22, 2022, the Company received a letter from Nasdaq indicating that, for the last thirty consecutive business days, the Market Value of Listed Securities, as defined by Nasdaq (“MVLS”) had been below the $35 million minimum requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2). The Company had until May 23, 2023 to regain compliance with the MVLS. On May 23, 2023 we received a letter from Nasdaq informing us that our shares had failed to comply with the MVLS required for continued listing on The Nasdaq Capital Market and, as a result, our shares are subject to delisting. We filed an appeal and hearing request with Nasdaq requesting an extension of time within which to evidence compliance with all applicable requirements for continued listing, which has stayed the delisting of our common stock from The Nasdaq Capital Market pending a Nasdaq listing qualifications hearings panel’s (the “Panel”) decision. The Nasdaq has scheduled the hearing for July 6, 2023. There can be no assurance that the Panel will grant our request for an extension of time within which to evidence compliance with all applicable requirements for continued listing; however, we intend to present a plan to the Panel to regain compliance with the MVLS and the Low Priced Stock Rule that includes a discussion of the events that we believe will enable us to regain compliance, including a potential reverse stock split, if necessary.

Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our request for continued listing as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2023, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2023	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer